Exhibit 4.4

$200,000,000

GAMES MERGER CORP.

(to be merged with and into DAVE & BUSTER’S, INC.)

11% Senior Notes due 2018

Purchase Agreement

May 19, 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Games Merger Corp., a Missouri corporation (the “Acquisition Sub”), to be merged with and into Dave & Buster’s, Inc., a Missouri corporation (the “Company”), upon the completion of such merger, proposes that immediately following such merger the Company will issue and sell to the several initial purchasers listed in Schedule 3 hereto (the “Initial Purchasers”), $200,000,000 principal amount of its 11% Senior Notes due 2018 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of June 1, 2010 (the “Indenture”) among the Company, the guarantors listed in Schedule 1 hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

Games Acquisition Corp., a Delaware corporation and the direct parent of the Acquisition Sub (“Parent”), and the seller parties thereto have entered into a Stock Purchase Agreement dated as of May 2, 2010 (the “Stock Purchase Agreement”), pursuant to which the Parent will acquire (the “Acquisition”), through a stock purchase transaction, Dave & Buster’s Holdings, Inc. (the “Target”) and in connection therewith the Parent and the seller parties shall cause the Acquisition Sub and the Company, respectively, to enter into a certain Agreement and Plan of Merger (the “Merger Agreement), providing that the Acquisition Sub shall merge (the “Merger”) with and into the Company with the Company being the surviving corporation. For purposes of this Agreement, the term “Transactions” is used in the same way as such term is used in the Preliminary Offering Memorandum (as defined below) and means, collectively, the Acquisition and the related financings in connection therewith and all other transactions related to the Acquisition, in each case as described in the Preliminary Offering Memorandum. The net proceeds of the offering of the Securities will be used, together with borrowings under the Company’s new senior secured credit facility and funds received from the equity investments made by affiliates of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. and certain members of management of the Company to finance a portion of the Acquisition, to refinance existing indebtedness and to pay an estimated $22.8 million of related fees and expenses. The Transactions are expected to be consummated on a substantially concurrent basis on the Closing Date (as defined in Section 2(a) hereof).

Upon consummation of the Transactions, the Company and each Guarantor will enter a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit A (the “Joinder Agreement”), pursuant to which they will become a party to this Agreement. Notwithstanding anything in this Agreement to the contrary, the representations, warranties and agreements of each of the Company and the Guarantors contained in this Agreement shall not become effective until the consummation of the Transactions, at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement and thereafter all representations, warranties, agreements and obligations of the Company and the Guarantors shall be joint and several.

In accordance with the Indenture, upon the consummation of the Merger, (i) the Company will be required to execute and deliver a supplemental indenture to the Indenture, substantially in the form attached to the Indenture (the “Successor Supplemental Indenture”), pursuant to which it will assume all the obligations of the Acquisition Sub under the Notes and the Indenture as successor in the Merger, and (ii) the Guarantors will be required to execute and deliver a supplemental indenture to the Indenture, substantially in the form attached to the Indenture (the “Guarantor Supplemental Indenture” and, together with the Successor Supplemental Indenture, the “Supplemental Indentures”), pursuant to which each of the Guarantors will guarantee all the obligations of the Company under the Notes and the Indenture.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Acquisition Sub and the Company have prepared a preliminary offering memorandum dated May 13, 2010 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Acquisition Sub, the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Acquisition Sub to the Initial Purchasers pursuant to the terms of this Agreement. The Acquisition Sub hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information, if any (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum as supplemented or amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

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The Acquisition Sub, the Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) The Acquisition Sub and the Company agree that upon the consummation of the Merger, the Company will issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 3 hereto at a price equal to 97.50% of the principal amount thereof plus accrued interest, if any, from June 1, 2010 to the Closing Date, payable on the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Acquisition Sub (and from and after the execution of the Joinder Agreement, the Company and the Guarantors), and for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(h) and 6(j), counsel for the Acquisition Sub, the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

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(d) The Acquisition Sub, and upon execution and delivery of the Joinder Agreement, the Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Acquisition Sub, and upon execution and delivery of the Joinder Agreement, the Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Acquisition Sub, the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Acquisition Sub, the Company, the Guarantors or any other person. Additionally, no Initial Purchaser is advising the Acquisition Sub, the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Acquisition Sub, the Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Initial Purchaser shall have any responsibility or liability to the Acquisition Sub, the Company or the Guarantors with respect thereto. Any review by any Initial Purchaser of the Acquisition Sub, the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Initial Purchaser, as the case may be, and shall not be on behalf of the Acquisition Sub, the Company, the Guarantors or any other person.

2. Payment and Delivery. (a) Payment for and delivery of certificates for the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 A.M., New York City time, on June 1, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Initial Purchasers against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Acquisition Sub, the Company and the Guarantors. As of the date hereof and at the Closing Date, the Acquisition Sub represents and warrants, and the Company and the Guarantors jointly and severally represent and warrant at the Closing Date upon the execution and delivery of the Joinder Agreement, in each case, to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, as of its date, did not and, as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Acquisition Sub, the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Acquisition Sub in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto).

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(b) Additional Written Communications. The Company and the Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Acquisition Sub, the Company or the Guarantors makes any representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in any Issuer Written Communication.

(c) Financial Statements. The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and the Company’s subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as may be expressly stated otherwise in the related notes thereto; the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and the Company’s subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma consolidated financial information, and the assumptions used in the preparation of such pro forma consolidated financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

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(d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the long term-debt or any material change in the capital stock of the Acquisition Sub, the Company or any of the Company’s subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Acquisition Sub or the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Acquisition Sub, the Company and the Company’s subsidiaries taken as a whole; (ii) none of the Acquisition Sub, the Company or any of the Company’s subsidiaries has entered into any transaction or agreement that is material to the Acquisition Sub, the Company and the Company’s subsidiaries taken as a whole, other than in the ordinary course of business, or incurred any liability or obligation, direct or contingent, that is material to the Acquisition Sub, the Company and the Company’s subsidiaries taken as a whole, other than in the ordinary course of business; and (iii) none of the Acquisition Sub, the Company or any of the Company’s subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Information.

(e) Organization and Good Standing. The Acquisition Sub, the Company and each of the Company’s subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Acquisition Sub, the Company and the Company’s subsidiaries taken as a whole or on the performance by the Acquisition Sub, the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

(f) Activities of the Acquisition Sub. The Acquisition Sub is a newly-formed corporation that does not conduct or engage in any business or hold or acquire any assets other than the undertaking of any actions required by law, regulation or order, including to maintain its existence, and as necessary to consummate the Merger.

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(g) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as otherwise described in each of the Time of Sale Information and the Offering Memorandum) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those created pursuant to the Senior Credit Facility Documentation (as defined below) or any documentation governing outstanding indebtedness of the Company or any of its subsidiaries that will be repaid or redeemed upon consummation of the Transactions.

(h) Due Authorization. The Acquisition Sub, the Company and each of the Guarantors have all power and authority to execute and deliver this Agreement, the Joinder Agreement (only with respect to the Company and the Guarantors), the Securities (only with respect to the Acquisition Sub and the Company), the Indenture (including each Guarantee set forth therein) (only with respect to the Acquisition Sub), the Supplemental Indentures (only with respect to the Company and the Guarantors), the Exchange Securities (only with respect to the Company and the Guarantors), the Registration Rights Agreement (only with respect to the Company and the Guarantors), the Merger Agreement (only with respect to the Acquisition Sub and the Company) and the new senior secured credit agreement to be entered into in connection with the Transactions, together with any other documents, agreement or instruments delivered in connection therewith (the “Senior Credit Facility Documentation”) (only with respect to the Company and the Guarantors to the extent a party thereto) (collectively, the “Transaction Documents”), as applicable, and to perform their respective obligations hereunder and thereunder, as applicable; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby, including the Transactions, have been duly or validly taken by the Acquisition Sub (to the extent it is a party thereto) or, will be duly or validly taken by the Company and the Guarantors at or prior to the Closing Date.

(i) The Indenture. The Indenture has been duly authorized by the Acquisition Sub, the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto (i) will constitute a valid and legally binding agreement of the Acquisition Sub and (ii) upon the consummation of the Merger, with the Company continuing as the surviving corporation, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Acquisition Sub, the Company and each of the Guarantors, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

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(j) The Supplemental Indentures. The Supplemental Indentures have been duly authorized by the Company and each of the Guarantors, as applicable, and, when duly executed and delivered in accordance with their terms by each of the parties thereto and upon the consummation of the Merger will constitute valid and legally binding agreements of the Company and each of the Guarantors, as applicable, enforceable against the Company and each of the Guarantors, as applicable, in accordance with their terms, subject to the Enforceability Exceptions.

(k) The Securities and the Guarantees. The Securities have been duly authorized by the Acquisition Sub and the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, (i) will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Acquisition Sub and (ii) upon the consummation of the Merger, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company, enforceable against the Acquisition Sub and the Company, as applicable, in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and paid for as provided herein, will be valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized for issuance by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Purchase Agreement, Joinder Agreement and Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Acquisition Sub. At or prior to the Closing Date, the Joinder Agreement will have been duly authorized, executed and delivered by the Company and each of the Guarantors. At or prior to the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(n) Other Transaction Documents. The Merger Agreement has been duly authorized, executed and delivered by the Acquisition Sub and the Company and constitutes a valid and binding agreement of the Acquisition Sub and the Company enforceable against each of the Acquisition Sub and the Company in accordance with its terms, subject to the Enforceability Exceptions. The Senior Credit Facility Documentation has been duly authorized by the Company and, to the extent a party thereto, the Company’s subsidiaries and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company and, to the extent a party thereto, the Company’s subsidiaries, enforceable against the Company and, to the extent a party thereto, the Company’s subsidiaries in accordance with its terms, subject to the Enforceability Exceptions.

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(o) Description of the Transaction Documents. Each Transaction Document (other than the Merger Agreement) conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(p) No Violation or Default. None of the Acquisition Sub, the Company or any of the Company’s subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Acquisition Sub, the Company or any of the Company’s subsidiaries is a party or by which the Acquisition Sub, the Company or any of the Company’s subsidiaries is bound or to which any of the property or assets of the Acquisition Sub, the Company or any of the Company’s subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Acquisition Sub, the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Acquisition Sub, the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for those created under the Senior Credit Facility Documentation, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Acquisition Sub, the Company or any of the Company’s subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Acquisition Sub or any of the Company’s subsidiaries is a party or by which the Acquisition Sub, the Company or any of the Company’s subsidiaries is bound or to which any of the property or assets of the Company or any of the Company’s subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Acquisition Sub or any of the Company’s subsidiaries or (iii) assuming the accuracy of, and the Initial Purchasers’ compliance with, the representations, warranties and agreements of the Initial Purchasers herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(r) No Consents Required. Assuming the accuracy of, and the Initial Purchasers’ compliance with, the representations, warranties and agreements of the Initial Purchasers herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Acquisition Sub, the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Acquisition Sub, the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or as may be required (i) under the Securities Act and applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees), under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(s) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the best knowledge of the Acquisition Sub and the Company threatened, to which the Acquisition Sub, the Company or any of the Company’s subsidiaries is or may be a party or to which any property of the Acquisition Sub, the Company or any of the Company’s subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Acquisition Sub, the Company or any of the Company’s subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge (without having undertaken any independent inquiry) of the Acquisition Sub, the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or by others, except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(t) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and the Company’s subsidiaries, are independent public accountants with respect to the Company and the Company’s subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. Except as described in each of the Time of Sale Information and the Offering Memorandum, the Company and the Company’s subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Company’s subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are permitted under the Senior Credit Facility Documentation, (ii) do not materially and adversely affect the value of such property, (iii) do not materially interfere with the use made and proposed to be made of such property by the Acquisition Sub, the Company and the Company’s subsidiaries or (iv) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(v) Title to Intellectual Property. The Company and the Company’s subsidiaries own, possess or license adequate rights to use any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to own or possess such rights could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict with any such rights of others, except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and the Company and the Company’s subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Acquisition Sub, the Company or any of the Company’s subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Acquisition Sub, the Company or any of the Company’s subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(x) Investment Company Act. None of the Acquisition Sub, the Company or any of the Company’s subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of the Company or any of the Company’s subsidiaries will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Acquisition Sub, the Company and the Company’s subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Acquisition Sub, the Company or any of the Company’s subsidiaries or any of their respective properties or assets except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(z) Licenses and Permits. The Acquisition Sub, the Company and the Company’s subsidiaries possess any licenses, certificates, permits and other authorizations issued by, and have made any declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are reasonably necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of the Company’s subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course which, if the subject of an unfavorable decision, ruling, or finding would have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Acquisition Sub, the Company or any of the Company’s subsidiaries exists or, to the best knowledge (without having undertaken any independent inquiry) of the Acquisition Sub, the Company and each of the Guarantors, is contemplated or to the best knowledge of the Acquisition Sub, the Company and each of the Guarantors, is threatened and none of the Acquisition Sub, the Company or any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Acquisition Sub’s, the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(bb) Compliance With Environmental Laws. (i) The Company and the Company’s subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Company’s subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of the Company’s subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and the Company’s subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would have a Material Adverse Effect, and (z) none of the Company or the Company’s subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

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(cc) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) for each Plan that is subject to the funding rules of ERISA or the Code, the fair market value of the assets of each such Plan is not less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(dd) Disclosure Controls. The Company and the Company’s subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Company’s subsidiaries, on a consolidated basis, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) Accounting Controls. The Company and the Company’s subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and the Company’s subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

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(ff) Insurance. The Company and the Company’s subsidiaries have insurance in amounts and against such losses and risks as such party believes to be customary for companies engaged in similar business in similar industries and markets; and neither the Company nor any of the Company’s subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business as described in each of the Time of Sale Information and the Offering Memorandum and at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) No Unlawful Payments. None of the Acquisition Sub, the Company or any of the Company’s subsidiaries nor, to the best knowledge of the Acquisition Sub, the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Acquisition Sub, the Company or any of the Company’s subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) Compliance with Money Laundering Laws. The operations of the Company and the Company’s subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Company’s subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(ii) Solvency. On and immediately after the Closing Date, the Company (on a consolidated basis after giving effect to the issuance of the Securities and the other Transactions as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

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(jj) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk) No Broker’s Fees. None of the Acquisition Sub, the Company or any of the Company’s subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm) No Integration. None of the Acquisition Sub, the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn) No General Solicitation or Directed Selling Efforts. None of the Acquisition Sub, the Company or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation or warranty is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) with respect to those Securities offered or sold in reliance upon Regulation S under the Securities Act (“Regulation S”), engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

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(oo) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein and their compliance with their agreements set forth herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (“the Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(pp) No Stabilization. None of the Acquisition Sub, the Company or any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) Sarbanes-Oxley Act. To the Company’s knowledge, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

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4. Further Agreements of the Acquisition Sub, the Company and the Guarantors. The Acquisition Sub, the Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Acquisition Sub and the Company, as applicable, will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Acquisition Sub and the Company, as applicable, will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such proposed amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Initial Purchasers reasonably object.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication, the Acquisition Sub, the Company, and the Guarantors, as applicable, will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

(d) Notice to the Initial Purchasers. The Acquisition Sub and the Company, as applicable, will advise the Initial Purchasers promptly and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as notified by the Initial Purchasers to the Company as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Acquisition Sub or the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Acquisition Sub and the Company will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Acquisition Sub and the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Acquisition Sub and the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. Each of the Acquisition Sub and the Company will cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) the Securities for offer and sale under the securities laws or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and will continue such qualifications, registrations and exemptions in effect so long as required for the offering and resale of the Securities; provided that none of the Acquisition Sub, the Company or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Acquisition Sub, the Company and each of the Guarantors will not, without the prior written consent of the Initial Purchasers, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Acquisition Sub, the Company or any of the Guarantors and having a tenor of more than one year.

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(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Acquisition Sub, the Company and each of the Guarantors will, during any period in which the Acquisition Sub or the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Acquisition Sub and the Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l) No Resales by the Acquisition Sub and the Company. The Acquisition Sub and the Company will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them, except for Securities purchased by the Acquisition Sub or the Company or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. None of the Acquisition Sub, the Company or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Acquisition Sub, the Company or any of the Company’s affiliates (as defined in Rule 144 under the Securities Act) or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. None of the Acquisition Sub, the Company or any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above including any electronic road show, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Preliminary Offering Memorandum or the Offering Memorandum.

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6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase and pay for the Securities on the Closing Date as provided herein is subject to the performance by the Acquisition Sub, the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Documentation. On the Closing Date, (i) the Company shall have entered into the Senior Credit Facility Documentation on substantially the terms described in each of the Time of Sale Information and the Offering Memorandum and otherwise in form and substance reasonably satisfactory to the Initial Purchasers, all conditions precedent to borrowings thereunder shall be satisfied or waived (with any such waiver reasonably satisfactory to the Initial Purchasers), no default shall exist thereunder and the Initial Purchasers shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Senior Credit Facility.

(b) Transactions. On or prior to the Closing Date, each of the Transactions shall have been consummated in a manner consistent in all material respects with the description thereof in each of the Time of Sale Information and the Offering Memorandum (including, without limitation, the consummation of the Merger) (without giving effect to any waivers of material terms or conditions to which the Initial Purchaser has reasonably withheld its consent).

(c) Representations and Warranties. The representations and warranties of the Acquisition Sub, the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Acquisition Sub, the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(d) No Downgrade. For the period from and after the Time of Sale and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Acquisition Sub, the Company or any of the Company’s subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Acquisition Sub, the Company or any of the Company’s subsidiaries (other than an announcement with positive implications of a possible upgrading).

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(e) No Material Adverse Change. For the period from and after the Time of Sale and prior to the Closing Date, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(f) Officer’s Certificates. The Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of each of the Acquisition Sub, the Company and of each Guarantor who has specific knowledge of the Acquisition Sub’s, the Company’s or such Guarantor’s financial matters and is satisfactory to the Initial Purchasers (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Acquisition Sub, the Company and the Guarantors in this Agreement are true and correct and that the Acquisition Sub, the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (d) and (e) above. The Initial Purchasers shall have also received on and as of the Closing Date a certificate of the secretary or assistant secretary of each of the Acquisition Sub, the Company and each of the Guarantors, such certificate in form and substance reasonably satisfactory to the Initial Purchasers.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) Opinion of Counsel for the Company and the Guarantors. Weil, Gotshal & Manges LLP, counsel for the Company and certain of the Guarantors, shall have furnished to the Initial Purchasers, at the request of the Company and such Guarantors, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex D hereto.

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(i) Opinion of Local Counsel for the Acquisition Sub, the Company and the Guarantors. Each of (i) Lewis, Rice & Fingersh, L.C., Missouri counsel for the Acquisition Sub, the Company and certain of the Guarantors and (ii) Hallett and Perrin, P.C., Texas counsel for certain of the Guarantors, shall have furnished to the Initial Purchasers, at the request of the Acquisition Sub, the Company and such Guarantors, their respective written opinions dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex E and Annex F hereto, respectively.

(j) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l) Good Standing. The Initial Purchasers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Acquisition Sub, the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(n) Joinder Agreement. The Initial Purchasers shall have received a counterpart of the Joinder Agreement that shall have been executed and delivered by a duly authorized officer of each of the Company and the Guarantors.

(o) Indenture. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Acquisition Sub and the Trustee, and the certificates for the Securities shall have been duly executed and delivered by a duly authorized officer of the Acquisition Sub and duly authenticated by the Trustee.

(p) Supplemental Indentures. The Supplemental Indentures shall have been duly executed and delivered by a duly authorized officer of each of the Company and the Guarantors, as applicable.

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(q) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(r) Additional Documents. On or prior to the Closing Date, the Acquisition Sub, the Company and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Acquisition Sub agrees, and upon and from the execution and delivery of the Joinder Agreement, the Company and each of the Guarantors jointly and severally agree, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Acquisition Sub or the Company in writing by such Initial Purchaser expressly for use therein.

(b) Indemnification of the Acquisition Sub, the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) as of and from the date hereof, the Acquisition Sub; (ii) upon and from the execution and delivery of the Joinder Agreement, the Company and each of the Guarantors; and (iii) each of the respective directors and officers and each person, if any, who controls the Acquisition Sub within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and upon the execution and delivery of the Joinder Agreement, each of the respective directors and officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Acquisition Sub or the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph, the fourth and fifth sentences of the tenth paragraph and the twelve paragraph under the caption “Plan of distribution” set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

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(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Initial Purchasers and any such separate firm for the Acquisition Sub, the Company, the Guarantors, their respective directors and officers and any control persons of the Acquisition Sub, the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person, as incurred as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate initial offering price of the Securities. The relative fault of the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Acquisition Sub, the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Acquisition Sub, the Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective obligations hereunder and not joint.

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(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Initial Purchasers, by written notice to the Acquisition Sub, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Acquisition Sub, the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market as applicable; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum or (v) the representation in Section 3(a) is incorrect in any respect.

9. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Acquisition Sub and the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Acquisition Sub and the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, any of the non defaulting Initial Purchasers, the Acquisition Sub or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Acquisition Sub and the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Acquisition Sub and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 3 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Acquisition Sub or the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Acquisition Sub and the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

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(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Acquisition Sub or the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Acquisition Sub or the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Acquisition Sub, the Company or the Guarantors, except that the Acquisition Sub, the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Acquisition Sub or the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Acquisition Sub, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Acquisition Sub’s, the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Acquisition Sub and the Company in connection with any “road show” presentation to potential investors; provided that the Initial Purchaser will pay 50% of the cost of any chartered aircraft jointly used in connection with such “road show” presentation.

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(b) If (i) this Agreement is terminated pursuant to Section 8 (other than pursuant to clause (v) of Section 8 if the Acquisition Sub and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Acquisition Sub, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Acquisition Sub, the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Acquisition Sub, the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Acquisition Sub, the Company, the Guarantors or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Gerry Murray, and c/o Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022 (fax: (646) 786-5061); Attention: General Counsel. Notices to the Acquisition Sub shall be given to them c/o Oak Hill Capital Partners III, L.P., 201 Main Street, Fort Worth, Texas 76102 (fax: (817) 339-7350); Attention: Corporate Counsel, with a copy to Oak Hill Capital Management, LLC, 65 East 55th Street, 32nd Floor, New York, New York 10022 (fax: (212) 527-8450); Attention: Tyler Wolfram and John R. Monsky, Esq., and a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (fax: (212) 310-8007); Attention: Corey Chivers, Esq. Notices to the Company or the Guarantors shall be given to them c/o Dave & Buster’s, Inc., 2481 Mañana Drive, Dallas, Texas 75220 (fax: (214) 357-1536; Attention: Jay L. Tobin, and a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (fax: (212) 310-8007); Attention: Corey Chivers, Esq.

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(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature page follows)

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GAMES MERGER CORP.

By
Title:

Accepted: May 19, 2010

J.P. MORGAN SECURITIES INC.

By:
Authorized Signatory

JEFFERIES & COMPANY, INC.

By:
Authorized Signatory

[Purchase Agreement Signature Page]

SCHEDULE 1

List of Guarantors

D&B Leasing, Inc.

D&B Marketing Company, LLC

D&B Realty Holding, Inc.

DANB Texas, Inc.

Dave & Buster’s I, L.P.

Dave & Buster’s Management Corporation, Inc.

Dave & Buster’s of California, Inc.

Dave & Buster’s of Colorado, Inc.

Dave & Buster’s of Florida, Inc.

Dave & Buster’s of Georgia, Inc.

Dave & Buster’s of Hawaii, Inc.

Dave & Buster’s of Illinois, Inc.

Dave & Buster’s of Indiana, Inc.

Dave & Buster’s of Kansas, Inc.

Dave & Buster’s of Maryland, Inc.

Dave & Buster’s of Massachusetts, Inc.

Dave & Buster’s of Nebraska, Inc.

Dave & Buster’s of New York, Inc.

Dave & Buster’s of Oklahoma, Inc.

Dave & Buster’s of Oregon, Inc.

Dave & Buster’s of Pennsylvania, Inc.

Dave & Buster’s of Pittsburgh, Inc.

Dave & Buster’s of Virginia, Inc.

Dave & Buster’s of Washington, Inc.

Dave & Buster’s of Wisconsin, Inc.

Tango Acquisition, Inc.

Tango of Arizona, Inc.

Tango of Arundel, Inc.

Tango of Farmingdale, Inc.

Tango of Franklin, Inc.

Tango of Houston, Inc.

Tango of North Carolina, Inc.

Tango of Sugarloaf, Inc.

Tango of Tennessee, Inc.

Tango of Westbury, Inc.

Tango License Corporation

SCHEDULE 2

List of Subsidiaries

6131646 Canada Inc.

D&B Leasing, Inc.

D&B Marketing Company, LLC

D&B Realty Holding, Inc.

DANB Texas, Inc.

Dave & Buster’s I, L.P.

Dave & Buster’s Management Corporation, Inc.

Dave & Buster’s of California, Inc.

Dave & Buster’s of Colorado, Inc.

Dave & Buster’s of Florida, Inc.

Dave & Buster’s of Georgia, Inc.

Dave & Buster’s of Hawaii, Inc.

Dave & Buster’s of Illinois, Inc.

Dave & Buster’s of Indiana, Inc.

Dave & Buster’s of Kansas, Inc.

Dave & Buster’s of Maryland, Inc.

Dave & Buster’s of Massachusetts, Inc.

Dave & Buster’s of Nebraska, Inc.

Dave & Buster’s of New York, Inc.

Dave & Buster’s of Oklahoma, Inc.

Dave & Buster’s of Oregon, Inc.

Dave & Buster’s of Pennsylvania, Inc.

Dave & Buster’s of Pittsburgh, Inc.

Dave & Buster’s of Virginia, Inc.

Dave & Buster’s of Washington, Inc.

Dave & Buster’s of Wisconsin, Inc.

Tango Acquisition, Inc.

Tango of Arizona, Inc.

Tango of Arundel, Inc.

Tango of Farmingdale, Inc.

Tango of Franklin, Inc.

Tango of Houston, Inc.

Tango of North Carolina, Inc.

Tango of Sugarloaf, Inc.

Tango of Tennessee, Inc.

Tango of Westbury, Inc.

Tango License Corporation

SCHEDULE 3

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	$100,000,000
Jefferies & Company, Inc.	100,000,000

Total	$200,000,000

ANNEX A

Additional Time of Sale Information

1.	Term sheet containing the terms of the securities in the form of Annex B.

Annex A-1

ANNEX B

Games Merger Corp.

(to be merged with and into Dave & Buster’s, Inc.)

Pricing Term Sheet

Issuer:	Games Merger Corp. (to be merged with and into Dave & Buster’s, Inc.)
Security description:	Senior Notes
Distribution:	144A/RegS with registration rights
Size:	$200,000,000
Gross proceeds:	$200,000,000
Maturity:	June 1, 2018
Coupon:	11.000%
Price:	100.000% of face amount
Yield to maturity:	11.000%
Spread to Benchmark Treasury:	+798bps
Benchmark Treasury:	UST 3.875% May 15, 2018
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2010
Clawback:	Up to 40% at 111.000%
Until:	June 1, 2013
Optional redemption:

	On or after:	Price:

	June 1, 2014	105.500%
	June 1, 2015	102.750%
	June 1, 2016 and thereafter	100.000%

Make-whole:	Make-whole call @ T+50 prior to June 1, 2014
Change of control:	Putable at 101% of principal plus accrued interest
Trade date:	May 19, 2010
Settlement:	T+8; June 1, 2010
CUSIP:	144A: 36467YAA3 Reg S: U36325AA3
ISIN:	144A: US36467YAA38 Reg S: USU36325AA37
Denominations/Multiple:	2,000 x 1,000
Ratings:	B3/B-
Bookrunners:	J.P. Morgan
Jefferies & Company

Annex B-1

Other information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the offering memorandum for a complete description.

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

Annex C-1

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Acquisition Sub, the Company or the Guarantors; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Acquisition Sub or the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex C-2

ANNEX D

June 1, 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

We have acted as New York counsel to Games Merger Corp., a Missouri corporation (the “Acquisition Sub”), in connection with the issuance and sale by the Acquisition Sub of $200.0 million aggregate principal amount of its 11% Senior Notes due 2018 (the “Notes”), pursuant to a Purchase Agreement, dated as of May 19, 2010 (the “Purchase Agreement”), between Acquisition Sub and the several Initial Purchasers (the “Initial Purchasers”) listed in Schedule 3 to the Purchase Agreement. The Notes are to be issued pursuant to an indenture, dated as of the date hereof (the “Indenture”), between Acquisition Sub and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Following the consummation of the merger (the “Merger”) of Acquisition Sub with and into Dave & Buster’s Inc., a Missouri corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, between Acquisition Sub and the Company, (i) the Company will succeed to the obligations of Acquisition Sub under the Notes and the Indenture, subject to and in accordance with the terms and conditions of a supplemental indenture, to be dated as of the date hereof (the “Successor Supplemental Indenture”), among the Company and the Trustee, and (ii) the Company’s obligations under the Notes and the Indenture will be unconditionally guaranteed (the “Guarantees”) by the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”), subject to and in accordance with the terms and conditions of a supplemental indenture, to be dated as of the date hereof (the “Guarantor Supplemental Indenture”), among the Company, the Guarantors and the Trustee. In addition, following the consummation of the Merger, the Company and the Guarantors will succeed to the obligations of Acquisition Sub under the Purchase Agreement, subject to and in accordance with the terms and conditions of a Joinder Agreement, to be dated as of the date hereof (the “Joinder Agreement”), among the Company and the Guarantors. This opinion is being rendered to you pursuant to Section 6(h) of the Purchase Agreement. Capitalized terms defined in the Purchase Agreement and used (but not otherwise defined) herein are used herein as so defined.

The Notes may be exchanged for new notes (the “Exchange Securities”) in accordance with the terms and conditions of the Registration Rights Agreement, dated as of June 1, 2010 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers.

Annex D-1

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Preliminary Offering Memorandum, dated May 13, 2010, relating to the offer and sale of the Notes (the “Preliminary Offering Memorandum”), the pricing term sheet, dated May 19, 2010, the Offering Memorandum, dated May 19, 2010 (the “Offering Memorandum”), the Purchase Agreement, the Indenture, the Successor Supplemental Indenture, the Guarantor Supplemental Indenture, the Notes, the Guarantees, the Joinder Agreement, the Registration Rights Agreement, and such corporate and limited partnership records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Acquisition Sub, the Company and the Guarantors, as the case may be, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. The Purchase Agreement, the Indenture, the Successor Supplemental Indenture, the Guarantor Supplemental Indenture, the Notes, the Guarantees, the Joinder Agreement and the Registration Rights Agreement are sometimes referred to herein collectively as the “Operative Documents.”

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Acquisition Sub, the Company and the Guarantors, as the case may be, and upon the representations and warranties of Acquisition Sub, the Company and the Guarantors, as the case may be, contained in the Purchase Agreement and in the Joinder Agreement.

We have also assumed for Acquisition Sub, the Company and the Guarantors listed on Schedule II hereto (i) the valid existence of Acquisition Sub, the Company, the Guarantors listed on Schedule II hereto, you and the Trustee, (ii) that Acquisition Sub, the Company, the Guarantors listed on Schedule II hereto, you and the Trustee have the requisite corporate or limited partnership power and authority, as the case may be, to enter into and perform the Operative Documents, as applicable, (iii) the due authorization, execution and delivery of the Operative Documents by Acquisition Sub, the Company, the Guarantors listed on Schedule II hereto, you and the Trustee, as applicable, following the consummation of the Merger, (iv) that each of the Operative Documents to which you or the Trustee is a party has been duly and validly executed and delivered by you and/or the Trustee, as applicable, and constitutes a legal, valid and binding obligation, enforceable against you and/or the Trustee, as applicable, in accordance with its terms, and (v) that the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations. As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Purchase Agreement and the Merger Agreement and related transactions, after consultation with such other lawyers in our firm and reviewing such documents in our possession, as each such actively involved lawyer has deemed appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Each of the Guarantors listed on Schedule III hereto is a corporation or limited partnership, as the case may be, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or limited partnership power and authority, as the case may be, to own, lease and operate its properties and to carry on its business as described in the Time of Sale Information and the Offering Memorandum. Each of the Guarantors listed on Schedule III hereto is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified in Schedule III hereto.

Annex D-2

2. Each of the Guarantors listed on Schedule III hereto has all requisite corporate or limited partnership power and authority, as the case may be, to execute and deliver the Purchase Agreement and to perform its obligations thereunder.

3. Each of the Guarantors listed on Schedule III hereto has all requisite corporate or limited partnership power and authority, as the case may be, to execute and deliver the Joinder Agreement and to perform their respective obligations thereunder. The execution, delivery and performance of the Joinder Agreement by each of the Guarantors listed on Schedule III hereto has been duly authorized by all necessary corporate or limited partnership action, as the case may be, on the part of each of the Guarantors listed on Schedule III hereto.

4. Assuming the due authorization, execution and delivery of the Indenture by Acquisition Sub and the Trustee, the Indenture constitutes the legal, valid and binding obligation of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5. Following the consummation of the Merger (and assuming the due authorization, execution and delivery thereof by the Company and the Trustee), the Indenture, as supplemented by the Successor Supplemental Indenture, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6. Each of the Guarantors listed on Schedule III hereto has all requisite corporate or limited partnership power and authority, as the case may be, to execute and deliver the Guarantor Supplemental Indenture and to perform their respective obligations thereunder. The execution, delivery and performance of the Guarantor Supplemental Indenture by each of the Guarantors listed on Schedule III hereto has been duly authorized by all necessary corporate or limited partnership action, as the case may be, on the part of each of the Guarantors listed on Schedule III hereto. Following the consummation of the Merger, when duly and validly executed and delivered by each of the Guarantors listed on Schedule III hereto (and assuming the due authorization, execution and delivery thereof by each of the Guarantors listed on Schedule II hereto and the Trustee) the Indenture, as supplemented by the Guarantor Supplemental Indenture, will constitute the legal, valid and binding obligation of each of the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Annex D-3

7. When delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement (assuming the due authentication thereof by the Trustee), the Notes will constitute the legal, valid and binding obligations of Acquisition Sub, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

8. Following the consummation of the Merger, when the Successor Supplemental Indenture is duly and validly executed and delivered by the Company, the Notes will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

9. Each of the Guarantors listed on Schedule III hereto has all requisite corporate or limited partnership power and authority, as the case may be, to execute and deliver the Guarantees and to perform its obligations thereunder. The execution and delivery of the Guarantees by each of the Guarantors listed on Schedule III hereto has been duly authorized by all necessary corporate or limited partnership action, as the case may be, on the part of each of the Guarantors listed on Schedule III hereto. Following the consummation of the Merger, when the Guarantor Supplemental Indenture is duly and validly executed and delivered by each of the Guarantors listed on Schedule III hereto (and assuming the due authorization, execution and delivery thereof by each of the Guarantors listed on Schedule II hereto and the Trustee), the Guarantees will constitute the legal, valid and binding obligations of each Guarantor, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

10. Each of the Guarantors listed on Schedule III hereto has all requisite corporate or limited partnership power and authority, as the case may be, to execute and deliver the Registration Rights Agreement and to perform their respective obligations thereunder. The execution, delivery and performance of the Registration Rights Agreement by each of the Guarantors listed on Schedule III hereto has been duly authorized by all necessary corporate or limited partnership action, as the case may be, on the part of each of the Guarantors listed on Schedule III hereto. Following the consummation of the Merger, when duly and validly executed and delivered by each of the Guarantors listed on Schedule III hereto (and assuming the due authorization, execution and delivery thereof by the Company, each of the Guarantors listed on Schedule II hereto) the Registration Rights Agreement will constitute the legal, valid and binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

Annex D-4

11. Following the consummation of the Merger, when duly and validly executed and delivered by each of the Guarantors listed on Schedule III hereto in accordance with the terms of the Indenture and the Registration Rights Agreement (and assuming the due authorization, execution and delivery thereof by the Company and each of the Guarantors listed on Schedule II hereto in accordance with the terms of the Indenture and the Registration Rights Agreement), the Exchange Securities (including the related guarantees) will constitute the legal, valid and binding obligations of the Company and each Guarantor, as applicable, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

12. The statements in the Time of Sale Information and the Offering Memorandum under the captions “Summary—The transaction,” “Certain relationships and transactions,” “Description of other indebtedness,” “Description of notes,” “Exchange offer; registration rights,” “Transfer restrictions” and “ERISA considerations,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects. The statements in the Time of Sale Information and the Offering Memorandum under the caption “Certain United States federal income tax considerations,” insofar as such statements constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

13. No consent, approval, waiver, license or authorization or other action by or filing with or order of any New York state, Delaware corporate or federal governmental authority (i) is required in connection with the execution and delivery by Acquisition Sub, and (ii) following the consummation of the Merger, will be required in connection with the execution and delivery by the Company and the Guarantors, of the Operative Documents, as applicable, the consummation by Acquisition Sub, the Company and the Guarantors, as the case may be, of the transactions contemplated thereby or the performance by each of Acquisition Sub, the Company and the Guarantors, as the case may be, of its obligations thereunder, except for such as may be required under (a) federal and state securities or blue sky laws, (b) federal, state and local alcoholic beverage control laws or regulations or any related laws or regulations regulating liquor licenses and (c) federal, state and local franchising or similar laws or regulations, as to which we express no opinion in this paragraph, and those already obtained.

Annex D-5

14. Assuming the proceeds from the sale of the Notes are applied as set forth in the Time of Sale Information and Offering Memorandum, the execution and delivery by (A) Acquisition Sub and (B) the Company and the Guarantors following the consummation of the Merger, as the case may be, of the Operative Documents, to the extent a party thereto, the issue and sale of the Notes and the Guarantees and the performance by each of (A) Acquisition Sub and (B) the Company and the Guarantors following the consummation of the Merger, as the case may be, of its respective obligations thereunder will not conflict with, constitute a default under or violate, or cause the imposition of any lien, charge or encumbrance upon any asset of Acquisition Sub, the Company or Guarantors pursuant to, (i) following the consummation of the Merger, any of the terms, conditions or provisions of the [certificate of incorporation or formation, as the case may be, and by-laws or limited partnership agreement], as the case may be, of each of the Guarantors listed on Schedule III hereto, (ii) any of the terms, conditions or provisions of any document, agreement or instrument listed on Schedule IV hereto, (iii) Delaware corporate, New York state or federal law or regulation (other than (a) federal and state securities or blue sky laws, (b) federal, state and local alcoholic beverage control laws or regulations or any related laws or regulations regulating liquor licenses and (c) federal, state and local franchising or similar laws or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Acquisition Sub, the Company or any of the Guarantors of which we are aware; except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, violations, liens, charges or encumbrances which, in the aggregate, would not result in a Material Adverse Effect.

15. The Company is not, and after giving effect to the Merger and the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

16. Assuming (i) the representations of the Initial Purchasers and Acquisition Sub contained in the Purchase Agreement are true, correct and complete and (ii) compliance by the Initial Purchasers and Acquisition Sub with their respective covenants set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to the Purchase Agreement or the offer and resales of the Notes by the Initial Purchasers, in the manner contemplated by the Purchase Agreement and described in the Time of Sale Information and the Offering Memorandum, to register the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

Annex D-6

The opinions expressed herein are limited to the laws of the State of California, the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

Annex D-7

SCHEDULE I

Guarantors

D&B Leasing, Inc.

D&B Marketing Company, LLC

D&B Realty Holding, Inc.

DANB Texas, Inc.

Dave & Buster’s I, L.P.

Dave & Buster’s Management Corporation, Inc.

Dave & Buster’s of California, Inc.

Dave & Buster’s of Colorado, Inc.

Dave & Buster’s of Florida, Inc.

Dave & Buster’s of Georgia, Inc.

Dave & Buster’s of Hawaii, Inc.

Dave & Buster’s of Illinois, Inc.

Dave & Buster’s of Indiana, Inc.

Dave & Buster’s of Kansas, Inc.

Dave & Buster’s of Maryland, Inc.

Dave & Buster’s of Massachusetts, Inc.

Dave & Buster’s of Nebraska, Inc.

Dave & Buster’s of New York, Inc.

Dave & Buster’s of Oklahoma, Inc.

Dave & Buster’s of Oregon, Inc.

Dave & Buster’s of Pennsylvania, Inc.

Dave & Buster’s of Pittsburgh, Inc.

Dave & Buster’s of Virginia, Inc.

Dave & Buster’s of Washington, Inc.

Dave & Buster’s of Wisconsin, Inc.

Tango Acquisition, Inc.

Tango of Arizona, Inc.

Tango of Arundel, Inc.

Tango of Farmingdale, Inc.

Tango of Franklin, Inc.

Tango of Houston, Inc.

Tango of North Carolina, Inc.

Tango of Sugarloaf, Inc.

Tango of Tennessee, Inc.

Tango of Westbury, Inc.

Tango License Corporation

Annex D-8

SCHEDULE II

D&B Leasing, Inc.

D&B Marketing Company, LLC

D&B Realty Holding, Inc.

DANB Texas, Inc.

Dave & Buster’s I, L.P.

Dave & Buster’s of Colorado, Inc.

Dave & Buster’s of Florida, Inc.

Dave & Buster’s of Georgia, Inc.

Dave & Buster’s of Hawaii, Inc.

Dave & Buster’s of Illinois, Inc.

Dave & Buster’s of Indiana, Inc.

Dave & Buster’s of Kansas, Inc.

Dave & Buster’s of Maryland, Inc.

Dave & Buster’s of Massachusetts, Inc.

Dave & Buster’s of Nebraska, Inc.

Dave & Buster’s of Oklahoma, Inc.

Dave & Buster’s of Oregon, Inc.

Dave & Buster’s of Pennsylvania, Inc.

Dave & Buster’s of Pittsburgh, Inc.

Dave & Buster’s of Virginia, Inc.

Dave & Buster’s of Washington, Inc.

Dave & Buster’s of Wisconsin, Inc.

Annex D-9

SCHEDULE III1

Dave & Buster’s Management Corporation, Inc.

Dave & Buster’s of California, Inc.

Dave & Buster’s of New York, Inc.

Tango Acquisition, Inc.

Tango of Arizona, Inc.

Tango of Arundel, Inc.

Tango of Farmingdale, Inc.

Tango of Franklin, Inc.

Tango of Houston, Inc.

Tango of North Carolina, Inc.

Tango of Sugarloaf, Inc.

Tango of Tennessee, Inc.

Tango of Westbury, Inc.

Tango License Corporation

[1]	To be revised to reflect jurisdictions of organization and foreign qualifications.

Annex D-10

SCHEDULE V

Material Instruments

Indenture, dated as of March 8, 2006, among the Company, certain of its subsidiaries party thereto, as guarantors, and The Bank of New York Trust Company, N.A., as Trustee.

[New Senior Secured Credit Facility]

Annex D-11

June 1, 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the preliminary offering memorandum, dated May 13, 2010 (the “Preliminary Offering Memorandum”), and the offering memorandum, dated May 19, 2010 (the “Offering Memorandum”), relating to the sale of $200,000,000 aggregate principal amount of 11% Senior Notes due 2018 (the “Notes”) of Games Merger Corp. (the “Acquisition Sub”), as to which we have acted as counsel to the Acquisition Sub.

We refer to the Preliminary Offering Memorandum, taken together with the pricing term sheet set forth in Annex B to the Purchase Agreement (as defined below), as the “Time of Sale Information.” We refer to the Time of Sale Information and the Offering Memorandum as the “Offering Documents.” This letter is furnished to you pursuant to Section 6(h) of the Purchase Agreement, dated as of May 19, 2010, between the Acquisition Sub and you, as representative of the initial purchasers named therein (the “Purchase Agreement”). Capitalized terms defined in the Purchase Agreement and used (but not otherwise defined) herein are used herein as so defined.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents. Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto or the financial or accounting data contained in the Offering Documents.

We have reviewed the Offering Documents and we have participated in conferences with representatives of the Acquisition Sub, its independent public accountants, you and your counsel, at which conferences the contents of the Offering Documents and related matters were discussed.

Annex D-12

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that (a) the Time of Sale Information, as of 2:15 p.m. (New York City time) on May 19, 2010, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (b) the Offering Memorandum, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the representative of the initial purchasers of the Notes. Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Notes), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

Annex D-13

ANNEX E

[Form of Opinion of Counsel for the Acquisition Sub, the Company and the Missouri Guarantor]

(a) The Acquisition Sub, the Company and the Missouri Guarantor have been duly organized and are validly existing and in good standing under the laws of the State of Missouri, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in each of the Time of Sale Information and the Offering Memorandum).

(c) The Acquisition Sub, the Company and the Missouri Guarantor have full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(d) The Indenture has been duly authorized, executed and delivered by the Acquisition Sub.

(e) The Supplemental Indentures have been duly authorized, executed and delivered by the Company and the Missouri Guarantor, as applicable.

(f) The Securities have been duly authorized, executed and delivered by the Acquisition Sub and the Company, as applicable; and the Guarantees have been duly authorized by the Missouri Guarantor.

(g) The Exchange Securities (including the related guarantees) have been duly authorized for issuance by the Company and the Missouri Guarantor.

(h) This Agreement has been duly authorized, executed and delivered by the Acquisition Sub; the Joinder Agreement has been duly authorized, executed and delivered by the Company and the Missouri Guarantor; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Missouri Guarantor.

(i) The Merger Agreement has been duly authorized, executed and delivered by the Acquisition Sub and the Company and constitutes a valid and binding agreement of the Acquisition Sub and the Company enforceable against each of the Acquisition Sub and the Company in accordance with its terms, subject to the Enforceability Exceptions.

Annex D-14

(j) The execution, delivery and performance by the Acquisition Sub, the Company and the Missouri Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Acquisition Sub, the Company and the Missouri Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for those created under the Senior Credit Facility Documentation, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Acquisition Sub, the Company or the Missouri Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Acquisition Sub or the Missouri Guarantor is a party or by which the Company or the Missouri Guarantor is bound or to which any of the property or assets of the Company or the Missouri Guarantor is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Acquisition Sub or the Missouri Guarantor or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Acquisition Sub, the Company and the Missouri Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Acquisition Sub, the Company and the Missouri Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(l) To the best knowledge of such counsel, except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which the Acquisition Sub, the Company or any of the Company’s subsidiaries is or may be a party or to which any property of the Acquisition Sub, the Company or any of the Company’s subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Acquisition Sub, the Company or any of the Company’s subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of such counsel, contemplated by any governmental or regulatory authority or threatened by others.

Annex D-15

ANNEX F

[Form of Opinion of Counsel for the Texas Guarantors]

(a) Each of the Texas Guarantors have been duly organized and are validly existing and in good standing under the laws of the State of Texas, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Each of the Texas Guarantors have full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(c) The Guarantor Supplemental Indenture has been duly authorized, executed and delivered by each of the Texas Guarantors, as applicable.

(d) The Guarantees have been duly authorized by each of the Texas Guarantors.

(e) The Exchange Securities (including the related guarantees) have been duly authorized for issuance by each of the Texas Guarantors.

(f) The Joinder Agreement has been duly authorized, executed and delivered by each of the Texas Guarantors; and the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Texas Guarantors.

(g) The execution, delivery and performance by each of the Texas Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Texas Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for those created under the Senior Credit Facility Documentation, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Texas Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Texas Guarantors is a party or by which any of the Texas Guarantors is bound or to which any of the property or assets of any of the Texas Guarantors is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Texas Guarantors or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Annex D-1

(h) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Texas Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Texas Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

Annex D-2

EXHIBIT A

[Form of Joinder Agreement]

June 1, 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated May 19, 2010, initially between Games Merger Corp., a Missouri corporation (the “Acquisition Sub”), to be merged with and into Dave & Buster’s, Inc., a Missouri corporation (the “Company”), and the several initial purchasers listed in Schedule 3 thereto (the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Company by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

The Company and each of the Guarantors listed on Schedule 2 to the Purchase Agreement, hereby agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

1. Joinder. Each of the parties hereto hereby agrees to be bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named, in the case of the Company, as the issuer, and in the case of a Guarantor, as a Guarantor therein and as if such party executed the Purchase Agreement on the date thereof.

2. Representations, Warranties and Agreements of each of the Company and the Guarantors. Each of the Company and the Guarantors represents and warrants to, and agrees with, each Initial Purchaser on and as of the date hereof that:

(a) the Company or such Guarantor, as the case may be, has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such Company or Guarantor, as the case may be.

Exhibit A-1

(b) the representations, warranties and agreements of the Company or such Guarantor, as the case may be, set forth in the Purchase Agreement are true and correct on and as of the date hereof.

3. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. This letter agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

5. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature pages follow)

Exhibit A-2

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this letter agreement by signing in the space provided below, whereupon this letter agreement will become a binding agreement between the Company, the Guarantors party hereto and the Initial Purchasers in accordance with its terms.

DAVE & BUSTER’S, INC.

By
Title:

Exhibit A-3

D&B LEASING, INC.
D&B MARKETING COMPANY, LLC
D&B REALTY HOLDING, INC.
DANB TEXAS, INC.
DAVE & BUSTER’S I, L.P.
DAVE & BUSTER’S MANAGEMENT CORPORATION, INC.
DAVE & BUSTER’S OF CALIFORNIA, INC.
DAVE & BUSTER’S OF COLORADO, INC.
DAVE & BUSTER’S OF FLORIDA, INC.
DAVE & BUSTER’S OF GEORGIA, INC.
DAVE & BUSTER’S OF HAWAII, INC.
DAVE & BUSTER’S OF ILLINOIS, INC.
DAVE & BUSTER’S OF INDIANA, INC.
DAVE & BUSTER’S OF KANSAS, INC.
DAVE & BUSTER’S OF MARYLAND, INC.
DAVE & BUSTER’S OF MASSACHUSETTS, INC.
DAVE & BUSTER’S OF NEBRASKA, INC.
DAVE & BUSTER’S OF NEW YORK, INC.
DAVE & BUSTER’S OF OKLAHOMA, INC.
DAVE & BUSTER’S OF OREGON, INC.
DAVE & BUSTER’S OF PENNSYLVANIA, INC.
DAVE & BUSTER’S OF PITTSBURGH, INC.
DAVE & BUSTER’S OF VIRGINIA, INC.
DAVE & BUSTER’S OF WASHINGTON, INC.
DAVE & BUSTER’S OF WISCONSIN, INC.
TANGO ACQUISITION, INC.
TANGO OF ARIZONA, INC.
TANGO OF ARUNDEL, INC.
TANGO OF FARMINGDALE, INC.
TANGO OF FRANKLIN, INC.
TANGO OF HOUSTON, INC.
TANGO OF NORTH CAROLINA, INC.
TANGO OF SUGARLOAF, INC.
TANGO OF TENNESSEE, INC.
TANGO OF WESTBURY, INC.
TANGO LICENSE CORPORATION

By
Title:

Exhibit A-4

EXHIBIT B

[Form of Registration Rights Agreement]